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                                  EXHIBIT 11.0

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousand, except for per share data)


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
                                                                                            For the three months
                                                                                              ended March 31,

                                                                                             1997           1996
                                                                                            ------          -----
Primary

Net income                                                                                  $1,795          1,116
                                                                                            ======          =====

Shares
  Weighted average number of common shares outstanding                                       7,660          7,641
  Additional dilutive effect of outstanding warrant and options
    (as determined by the application of the treasury stock method)                             13             22
                                                                                            ------          -----
Weighted average number of common shares outstanding as adjusted                             7,673          7,663
                                                                                            ======          =====

Primary earnings per share                                                                    $.23            .15
                                                                                            ======          =====


Fully diluted


Net income                                                                                  $1,795          1,116
                                                                                            ======          =====

Shares
  Weighted average number of common shares outstanding                                       7,660          7,641
  Additional dilutive effect of outstanding warrant and options
    (as determined by the application of the treasury stock method)                             15             22
                                                                                            ------          -----

Weighted average number of common shares outstanding as adjusted                             7,675          7,663
                                                                                            ======          =====

Fully diluted earnings per share                                                              $.23            .15
                                                                                            ======          =====
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